UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2014

      Monmouth Real Estate Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

Juniper Business Plaza, Suite 3-C
3499 Route 9 North
Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 577-9996

                                          Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 21, 2014, Monmouth Real Estate Investment Corporation (the “Company,” “we,” “us” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with BMO Capital Markets Corp. and J.P Morgan Securities LLC, as representatives of the several underwriters listed on Schedule I thereto (the “Underwriters”), relating to the issuance and sale of 8,050,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including 1,050,000 shares sold pursuant to the Underwriters’ full exercise of their 30-day option to purchase additional shares, in each case, at a public offering price of $8.50 per share, less an underwriting discount of $0.3825 per share. The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company has agreed to indemnify the Underwriters against certain liabilities.

Aggregate net proceeds to the Company, after estimated offering expenses, were approximately $65.2 million. The offering was made pursuant to a shelf registration statement declared effective by the Securities and Exchange Commission on August 24, 2012 (Registration No. 333-183230), a base prospectus, dated August 24, 2012, included as part of the registration statement, and a prospectus supplement, dated May 21, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to Underwriting Agreement.

We are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Venable LLP, regarding certain Maryland law issues concerning the shares of Common Stock issued and sold in the offering.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 27, 2014, the Company filed with the State Department of Assessments and Taxation of Maryland Articles of Amendment (the “Articles of Amendment”) to the charter of the Company to increase the authorized number of shares of its stock from 77,139,750 shares to 404,439,750 shares, including an increase in the authorized number of shares of Common Stock from 67,700,000 shares to 200,000,000 shares and an increase in the authorized number of shares of the Company’s excess stock, $0.01 par value per share, to a corresponding number of shares.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Articles of Amendment, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 28, 2014, the Company issued a press release announcing the closing of the offering of Common Stock.

A copy of the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 21, 2014, among Monmouth Real Estate Investment Corporation and BMO Capital Markets Corp. and J.P Morgan Securities LLC, as representatives of the several underwriters named on Schedule I thereto.

3.1	Articles of Amendment.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (including in Exhibit 5.1).

99.1	Press Release, dated May 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

Dated: May 28, 2014	By:	/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 21, 2014, among Monmouth Real Estate Investment Corporation and BMO Capital Markets Corp. and J.P Morgan Securities LLC, as representatives of the several underwriters named on Schedule I thereto.

3.1	Articles of Amendment.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (including in Exhibit 5.1).

99.1	Press Release, dated May 28, 2014.